NEWS RELEASE

Vanguard Natural Resources Announces
Adjournment of Annual Meeting

HOUSTON, June 6, 2013 (BUSINESS WIRE) - Vanguard Natural Resources, LLC (NASDAQ: VNR) (the “Company”) held its annual meeting of unitholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 22, 2013 (the "Proxy").
The Company's unitholders voted today to approve the first and second proposals found in the Proxy. While 16,887,785 votes, or 83% of all votes cast, were cast in favor of proposal 3 with 1,782,795 votes against and 1,676,220 abstaining, not enough votes were cast to comply with the quorum requirements under NASDAQ listing rules. In order to permit additional time to solicit unitholder votes to be cast (whether for, against, or in abstention) for the third proposal found in the Proxy in accordance with NASDAQ listing rules, the Annual Meeting was adjourned until July 17, 2013 at 10:30 a.m. CST and scheduled to reconvene at that time at the Company's headquarters, located at 5847 San Felipe, Suite 3000 Houston, Texas 77057.
The Company's unitholders elected Scott W. Smith, W. Richard Anderson, Loren Singletary and Bruce W. McCullough, each of whom will serve until the 2014 Annual Meeting of unitholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Company's unitholders also ratified the selection of BDO USA, LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2013.
If you have not yet voted or wish to change your vote on the third proposal found in the Proxy, we urge you to vote by mail or through the internet using the instructions provided on your proxy ballot. The Company has engaged AST Phoenix Advisors, a division of American Stock Transfer & Trust Company, LLC, to provide proxy solicitation services in connection with its 2013 Annual Meeting.
About Vanguard Natural Resources, LLC
Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition and development of mature, long-lived oil and natural gas properties in the United States. The Company's assets consist primarily of producing and non-producing oil and natural gas reserves located in the Arkoma Basin in Arkansas and Oklahoma, the Permian Basin in West Texas and New Mexico, the Big Horn Basin in Wyoming and Montana, the Piceance Basin in Colorado, South Texas, the Williston Basin in North Dakota and Montana, the Wind River Basin in Wyoming, the Powder River Basin in Wyoming, and Mississippi.
Forward-Looking Statements
We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.
SOURCE: Vanguard Natural Resources, LLC
Vanguard Natural Resources, LLC
Director, Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com